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                                                                   Exhibit 1


                             Joint Filing Agreement



         The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock of Insignia Financial Group, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.



Dated: April 20, 2001            THIRD POINT MANAGEMENT
                                 COMPANY L.L.C.



                                 By: /s/ Daniel S. Loeb
                                     ----------------------------------
                                 Name:  Daniel S. Loeb
                                 Title: Managing Member




Dated: April 20, 2001            /s/ Daniel S. Loeb
                                 ---------------------------------------
                                 Daniel S. Loeb